Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports Record Fourth-Quarter and Full-Year Revenue and Profit

All-Time Quarterly and Full-Year Records

•	Q4 and full-year consolidated revenue – up 14% and 18% year over year, respectively

•	Q4 and full-year GAAP net income – up 32% and 30% year over year, respectively

•	Q4 and full-year non-GAAP net income – up 16% and 24% year over year, respectively

•	Q4 and full-year GAAP and non-GAAP gross margins

•	Q4 and full-year operating cash flow and free cash flow

HOPKINTON, Mass. – January 24, 2012 – EMC Corporation (NYSE:EMC) today reported record financial results for both the fourth-quarter and full-year 2011. For the fourth quarter, the company achieved all-time record quarterly consolidated revenue, net income and EPS on a GAAP and non-GAAP basis and all-time record operating cash flow and free cash flow. Full-year 2011 results were highlighted by all-time record consolidated revenue, net income, EPS, operating cash flow and free cash flow that each exceeded prior company outlook. The results were also highlighted by all-time record quarterly and full-year gross margins on a GAAP and non-GAAP basis.

Fourth-quarter consolidated revenue was $5.6 billion, an increase of 14% compared with the year-ago quarter. Fourth-quarter GAAP net income attributable to EMC increased 32% year over year to $832.0 million. Fourth-quarter GAAP earnings per weighted average diluted share increased 31% year over year to $0.38. Non-GAAP1 net income attributable to EMC for the fourth quarter was $1.07 billion, an increase of 16% compared with the year-ago quarter. Fourth-quarter non-GAAP1 earnings per weighted average diluted share were $0.49, an increase of 17% year over year.

For the full-year 2011, consolidated revenue was $20.0 billion, an increase of 18% year over year; GAAP net income attributable to EMC increased 30% year over year to $2.5 billion; and GAAP earnings per weighted average diluted share were $1.10, up 25% year over year. Non-GAAP2 net income attributable to EMC for 2011 was $3.4 billion, an increase of 24% year over year, and non-GAAP2 earnings per weighted average diluted share were $1.51, an increase of 20% year over year.

During the fourth quarter, EMC generated operating cash flow and free cash flow3 of $2.2 billion and $1.9 billion, increases of 44% and 55% year over year, respectively. For 2011, EMC generated operating cash flow of $5.7 billion and free cash flow3 of $4.4 billion, increases of 25% and 29% year over year, respectively. For the quarter and full-year, EMC expanded GAAP and non-GAAP gross margin and operating margin percentages on a year-over-year basis. The company ended the year with $10.8 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “EMC had a strong and record-breaking 2011. There’s no doubt that cloud computing is completely transforming the IT industry and that Big Data promises to have a similarly profound effect on transforming the way we work and live. Our customers and partners have these transformations in their sights and are embracing EMC’s vision, strategy and best-of-breed portfolio to capitalize on them and realize the full potential of their information assets.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “In 2011 we once again executed our triple play – simultaneously taking market share, reinvesting for growth and delivering improved earnings. With this momentum, we entered 2012 exceptionally well positioned to maintain our operational excellence, execute our growth strategy, and continue delivering our triple play results. We expect to grow over two times faster than our estimate of IT spending growth to achieve 2012 consolidated revenue of $22 billion, GAAP EPS of $1.24 and non-GAAP EPS of $1.70.”

Fourth-Quarter and Full-Year 2011 Highlights

For the fourth quarter, EMC’s Information Storage business increased revenue 12% year over year. Within this, EMC’s high-end Symmetrix storage product portfolio revenue increased 11% compared with the year-ago quarter and mid-tier storage products4 revenue grew 24% year over year. Fourth-quarter revenue from VMware (NYSE: VMW) increased 27% year over year and revenue from EMC’s RSA Information Security business grew 16% year over year.

Fourth-quarter highlights also included strong revenue growth for both the EMC VNX unified storage family, which was selected by nearly 2,000 new customers in the quarter, and the company’s Backup Recovery Systems (BRS) portfolio. Within the BRS portfolio, the combined annualized revenue run rate for EMC Data Domain and EMC Avamar in the quarter exceeded $2 billion. Additionally, revenue from EMC’s Isilon portfolio once again more than doubled year over year. During the quarter, EMC continued to experience strong customer demand for its consulting and professional services to help build out their cloud architectures, and for EMC Greenplum solutions to leverage their Big Data assets. Finally, VCE, the Virtual Computing Environment Company formed by Cisco and EMC with investments from VMware and Intel, continued to close in on the company’s billion-dollar annualized revenue run-rate target as customer adoption of Vblock Converged Infrastructure Platforms increased significantly on a year-over-year basis.

EMC’s consolidated fourth-quarter revenue from the United States reached an all-time record of $3.0 billion, an increase of 16% year over year, representing 54% of consolidated fourth-quarter revenue. Revenue from EMC’s business operations outside of the United States reached an all-time record $2.6 billion, an increase of 12% year over year, representing 46% of consolidated fourth-quarter revenue. Within this, revenue increased 6%, 26% and 26% year over year, respectively, in EMC’s Europe, Middle East and Africa; Asia Pacific and Japan; and Latin America regions.

Throughout 2011, EMC strengthened its technology leadership and services expertise in cloud computing and Big Data, advanced its competitive lead, and gained market share. Numerous strategic initiatives contributed to these achievements, including sustained aggressive investment in research and development, totaling 11% of annual consolidated 2011 revenue. The introduction of new products such as the EMC VNX unified storage and EMC Symmetrix VMAX families and products from EMC’s Isilon, Data Domain and Avamar portfolios contributed to market share gains and the expansion of the company’s addressable market in 2011. Additionally, EMC further strengthened alignment with strategic partners as demonstrated by the strong momentum of VCE and expanded relationships with technology, solutions and service providers around the world. In 2011, more than 1,700 partners began selling EMC products for the first time, significantly expanding the company’s partner ecosystem.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements made by EMC regarding 2012 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $22.0 billion for 2012.

•

Consolidated GAAP operating income is expected to be 17% of revenues for 2012 and consolidated non-GAAP operating income is expected to be 24% of revenues for 2012. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s software capitalization from prior periods, which account for 4%, 1.5%, less than 1% and less than 0.5% of revenues, respectively.

•

Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $245 million in 2012 and total consolidated non-GAAP non-operating expense is expected to be $240 million in 2012. Excluded from non-GAAP non-operating expense is stock-based compensation expense of $5 million.

•

Consolidated GAAP net income attributable to EMC is expected to be $2.7 billion in 2012 and consolidated non-GAAP net income attributable to EMC is expected to be $3.7 billion in 2012. Excluded from consolidated non-GAAP net income attributable to EMC are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s software capitalization from prior periods, which account for $650 million, $225 million, $90 million and $30 million, respectively.

•

Consolidated GAAP earnings per weighted average diluted share are expected to be $1.24 for 2012 and consolidated non-GAAP earnings per weighted average diluted share are expected to be $1.70 for 2012. Excluded from consolidated non-GAAP earnings per weighted average diluted share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s software capitalization from prior periods, which account for $0.30, $0.11, $0.04 and $0.01 per weighted average diluted share, respectively.

•

The consolidated GAAP income tax rate is expected to be 19% for 2012. Excluding the impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s software capitalization from prior periods, which collectively impact the tax rate by 2%, the consolidated non-GAAP income tax rate is expected to be 21% for 2012. This assumes that the U.S. research and development tax credit for 2012 is extended in the fourth quarter of 2012.

•

GAAP net income attributable to the non-controlling interest in VMware is expected to be $153 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $240 million for 2012. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization and the amortization of VMware’s software capitalization from prior periods, which account for $68 million, $11 million and $8 million, respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $15 million for 2012.

•	The weighted-average outstanding diluted shares are expected to be 2.175 billion for 2012.

•	EMC expects to repurchase $700 million of the company’s common stock in 2012.

Supporting Resources

•	EMC will host its 2011 fourth-quarter earnings conference call today at 8:30 a.m. ET, which will be available via EMC’s web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware’s fourth-quarter financial results.

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset — information — in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

[1]

Items excluded from the non-GAAP results for the fourth quarters of 2011 and 2010 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and a special income tax charge. See attached schedules for GAAP to non-GAAP reconciliations.

[2]

Items excluded from the non-GAAP results for the full years 2011 and 2010 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, an RSA special charge, a gain on strategic investments and a special income tax charge. See attached schedules for GAAP to non-GAAP reconciliations.

[3]

Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and twelve months ended December 31, 2011.

[4]	EMC’s mid-tier storage products include EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, Greenplum, Isilon, RSA, Symmetrix, Symmetrix VMAX, Vblock, and VNX are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, a special income tax charge, an RSA special charge, a gain on strategic investments, and the amortization of VMware’s capitalized software from prior periods beginning in 2012) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues:
Product sales	$3,541,132	$3,184,899	$12,590,742	$10,892,857
Services	2,033,299	1,703,767	7,416,846	6,122,269

	5,574,431	4,888,666	20,007,588	17,015,126

Cost and expenses:
Cost of product sales	1,402,733	1,368,070	5,319,761	4,882,031
Cost of services	648,359	554,307	2,518,885	2,102,114
Research and development	560,767	492,093	2,149,787	1,888,015
Selling, general and administrative	1,794,848	1,487,045	6,479,382	5,375,305
Restructuring and acquisition-related charges	28,923	43,473	97,334	84,375

Operating income	1,138,801	943,678	3,442,439	2,683,286

Non-operating income (expense):
Investment income	22,742	38,338	129,248	142,536
Interest expense	(34,689)	(45,806)	(170,466)	(178,345)
Other expense, net	(79,335)	(26,780)	(151,951)	(39,494)

Total non-operating expense	(91,282)	(34,248)	(193,169)	(75,303)

Income before provision for income taxes	1,047,519	909,430	3,249,270	2,607,983
Income tax provision	174,929	257,005	640,385	638,297

Net income	872,590	652,425	2,608,885	1,969,686
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(40,544)	(23,866)	(147,548)	(69,691)

Net income attributable to EMC Corporation	$832,046	$628,559	$2,461,337	$1,899,995

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.41	$0.30	$1.20	$0.92

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.38	$0.29	$1.10	$0.88

Weighted average shares, basic	2,041,587	2,064,683	2,055,536	2,055,959

Weighted average shares, diluted	2,182,933	2,192,996	2,229,113	2,147,931

EMC Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	December 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$4,531,036	$4,119,138
Short-term investments	1,786,987	1,256,175
Accounts and notes receivable, less allowance for doubtful accounts of $61,804 and $57,385	2,937,499	2,569,523
Inventories	1,009,968	856,405
Deferred income taxes	733,308	609,832
Other current assets	583,885	372,249

Total current assets	11,582,683	9,783,322
Long-term investments	4,525,106	4,170,742
Property, plant and equipment, net	2,833,149	2,528,432
Intangible assets, net	1,766,115	1,624,267
Goodwill	12,154,970	11,772,650
Other assets, net	1,406,156	953,871

Total assets	$34,268,179	$30,833,284

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,101,659	$1,062,600
Accrued expenses	2,354,979	2,090,035
Notes converted and payable	1,699,832	—
Income taxes payable	155,909	199,735
Convertible debt	1,605,142	3,214,771
Deferred revenue	3,458,689	2,810,873

Total current liabilities	10,376,210	9,378,014
Income taxes payable	238,851	265,549
Deferred revenue	2,715,361	1,853,263
Deferred income taxes	603,398	717,004
Other liabilities	287,912	217,449

Total liabilities	14,221,732	12,431,279

Convertible debt	119,325	235,229

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued and outstanding 2,048,890 and 2,069,246 shares	20,489	20,692
Additional paid-in capital	3,052,932	3,816,681
Retained earnings	16,120,621	13,659,284
Accumulated other comprehensive loss, net	(235,009)	(92,617)

Total EMC Corporation’s shareholders’ equity	18,959,033	17,404,040
Non-controlling interest in VMware, Inc.	968,089	762,736

Total shareholders’ equity	19,927,122	18,166,776

Total liabilities and shareholders’ equity	$34,268,179	$30,833,284

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Twelve Months Ended
	December 31, 2011	December 31, 2010
Cash flows from operating activities:
Cash received from customers	$21,144,690	$17,585,447
Cash paid to suppliers and employees	(15,218,678)	(12,830,684)
Dividends and interest received	135,971	102,912
Interest paid	(70,071)	(76,711)
Income taxes paid	(323,097)	(232,121)

Net cash provided by operating activities	5,668,815	4,548,843

Cash flows from investing activities:
Additions to property, plant and equipment	(801,375)	(745,412)
Capitalized software development costs	(442,341)	(362,956)
Purchases of short- and long-term available-for-sale securities	(7,180,169)	(6,329,894)
Sales of short- and long-term available-for-sale securities	5,121,454	3,625,260
Maturities of short- and long-term available-for-sale securities	1,130,321	437,297
Business acquisitions, net of cash acquired	(536,624)	(3,194,611)
(Increase) decrease in strategic and other related investments	(300,476)	123,867
Purchase of leasehold interest	(151,083)	—
VCE company funding	(383,211)	(29,600)

Net cash used in investing activities	(3,543,504)	(6,476,049)

Cash flows from financing activities:
Issuance of EMC’s common stock from the exercise of stock options	673,389	780,732
Issuance of VMware’s common stock from the exercise of stock options	337,618	431,306
EMC repurchase of EMC’s common stock	(1,999,968)	(999,924)
EMC purchase of VMware’s common stock	(399,984)	(399,224)
VMware repurchase of VMware’s common stock	(526,203)	(338,527)
Excess tax benefits from stock-based compensation	361,632	281,872
Payment of long-term and short-term obligations	(27,089)	(4,128)
Proceeds from long-term and short-term obligations	3,096	4,066
Interest rate contracts settlement	(140,993)	—

Net cash used in financing activities	(1,718,502)	(243,827)

Effect of exchange rate changes on cash and cash equivalents	5,089	(12,328)

Net increase (decrease) in cash and cash equivalents	411,898	(2,183,361)
Cash and cash equivalents at beginning of period	4,119,138	6,302,499

Cash and cash equivalents at end of period	$4,531,036	$4,119,138

Reconciliation of net income to net cash provided by operating activities:

Net income	$2,608,885	$1,969,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,421,598	1,167,550
Non-cash interest expense on convertible debt	102,907	105,649
Non-cash restructuring and other special charges	(1,484)	6,861
Stock-based compensation expense	822,576	667,728
Provision for doubtful accounts	20,255	18,965
Deferred income taxes, net	(19,423)	(49,787)
Excess tax benefits from stock-based compensation	(361,632)	(281,872)
Other, net	4,573	(21,250)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(391,672)	(405,758)
Inventories	(393,156)	(114,111)
Other assets	(61,830)	(54,469)
Accounts payable	34,871	154,496
Accrued expenses	158,467	4,162
Income taxes payable	336,711	455,964
Deferred revenue	1,508,520	957,114
Other liabilities	(121,351)	(32,085)

Net cash provided by operating activities	$5,668,815	$4,548,843

EMC Corporation

Reconciliation of GAAP to Non-GAAP*

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	December 31, 2011	Diluted Earnings Per Share	December 31, 2010	Diluted Earnings Per Share

Net Income Attributable to EMC GAAP	$832,046	$0.380	$628,559	$0.285

Stock-based compensation expense	151,809	0.070	126,912	0.058
Intangible asset amortization	56,124	0.026	44,623	0.020
Restructuring and acquisition-related charges	25,220	0.012	36,652	0.017
RSA special charge	—	—	—	—
Gain on strategic investments	—	—	—	—
Special income tax charge	—	—	83,331	0.038

Net Income Attributable to EMC Non-GAAP	$1,065,199	$0.487	$920,077	$0.418

Weighted Average Shares, Diluted		2,182,933		2,192,996
Incremental VMware Dilution		$3,154		$2,909

	Twelve Months Ended
	December 31, 2011	Diluted Earnings Per Share	December 31, 2010	Diluted Earnings Per Share

Net Income Attributable to EMC GAAP	$2,461,337	$1.098	$1,899,995	$0.880

Stock-based compensation expense	587,040	0.263	472,663	0.220
Intangible asset amortization	223,937	0.100	187,329	0.087
Restructuring and acquisition-related charges	80,944	0.036	72,018	0.034
RSA special charge	56,222	0.025	—	—
Gain on strategic investments	(28,938)	(0.013)	—	—
Special income tax charge	—	—	83,331	0.039

Net Income Attributable to EMC Non-GAAP	$3,380,542	$1.510	$2,715,336	$1.260

Weighted Average Shares, Diluted		2,229,113		2,147,931
Incremental VMware Dilution		$14,082		$9,267

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Cash flow from Operations	$2,184,218	$1,512,237	$5,668,815	$4,548,843
Capital Expenditures	(200,198)	(203,546)	(801,375)	(745,412)
Capitalized Software	(100,250)	(90,464)	(442,341)	(362,956)

Free Cash Flow	$1,883,770	$1,218,227	$4,425,099	$3,440,475

*	Net of tax and non-controlling interest in VMware, Inc., except Weighted Average Shares, Diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add due to rounding.

EMC Corporation

Reconciliation of GAAP to Non-GAAP

(in thousands)

Unaudited

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Gross Margin GAAP	$3,523,339	$2,966,289	$12,168,942	$10,030,981

Stock-based compensation expense	31,720	28,899	123,677	108,653
Intangible asset amortization	40,757	33,221	157,191	131,760
Restructuring and acquisition-related charges	—	—	—	—
RSA special charge	—	—	66,300	—

Gross Margin Non-GAAP	$3,595,816	$3,028,409	$12,516,110	$10,271,394

Revenues	$5,574,431	$4,888,666	$20,007,588	$17,015,126

Gross Margin Percentages:
GAAP	63.2%	60.7%	60.8%	59.0%
Non-GAAP	64.5%	61.9%	62.6%	60.4%

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Operating Margin GAAP	$1,138,801	$943,678	$3,442,439	$2,683,286

Stock-based compensation expense	213,945	185,393	836,171	685,053
Intangible asset amortization	86,155	70,406	341,796	285,282
Restructuring and acquisition-related charges	28,923	43,473	97,334	84,375
RSA special charge	—	—	66,300	—

Operating Margin Non-GAAP	$1,467,824	$1,242,950	$4,784,040	$3,737,996

Revenues	$5,574,431	$4,888,666	$20,007,588	$17,015,126

Operating Margin Percentages:
GAAP	20.4%	19.3%	17.2%	15.8%
Non-GAAP	26.3%	25.4%	23.9%	22.0%

Supplemental Information

For the Three Months Ended December 31, 2011

(in thousands)

Unaudited

	Stock-based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges	Total

EMC Consolidated

Cost of revenue	$(31,720)	$(40,757)	$—	$(72,477)

Research and development	(71,246)	(3,914)	—	(75,160)

Selling, general and administrative	(110,979)	(41,484)	—	(152,463)

Restructuring and acquisition-related charges	—	—	(28,923)	(28,923)

Other expense, net	(616)	—	—	(616)

Income tax provision	47,580	27,273	3,663	78,516

Net income attributable to VMware	(13,940)	(2,758)	(40)	(16,738)

EMC Information Infrastructure

Cost of revenue	$(22,122)	$(27,014)	$—	$(49,136)

Research and development	(31,603)	(3,117)	—	(34,720)

Selling, general and administrative	(76,191)	(38,582)	—	(114,773)

Restructuring and acquisition-related charges	—	—	(28,726)	(28,726)

Other expense, net	(616)	—	—	(616)

Income tax provision	32,463	23,465	3,663	59,591

Net income attributable to VMware	—	—	—	—

VMware within EMC

Cost of revenue	$(9,598)	$(13,743)	$—	$(23,341)

Research and development	(39,643)	(797)	—	(40,440)

Selling, general and administrative	(34,788)	(2,902)	—	(37,690)

Restructuring and acquisition-related charges	—	—	(197)	(197)

Other expense, net	—	—	—	—

Income tax provision	15,117	3,808	—	18,925

Net income attributable to VMware	(13,940)	(2,758)	(40)	(16,738)

Supplemental Information

For the Three Months Ended December 31, 2010

(in thousands)

Unaudited

	Stock-based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges	Special Income Tax Charge	Total

EMC Consolidated

Cost of revenue	$(28,899)	$(33,221)	$—	$—	$(62,120)

Research and development	(71,155)	(6,286)	—	—	(77,441)

Selling, general and administrative	(85,339)	(30,899)	—	—	(116,238)

Restructuring and acquisition-related charges	—	—	(43,473)	—	(43,473)

Other expense, net	500	—	—	—	500

Income tax provision	45,230	24,074	6,791	(83,331)	(7,236)

Net income attributable to VMware	(13,751)	(1,709)	(30)	—	(15,490)

EMC Information Infrastructure

Cost of revenue	$(17,383)	$(23,375)	$—	$—	$(40,758)

Research and development	(24,236)	(5,659)	—	—	(29,895)

Selling, general and administrative	(52,341)	(29,197)	—	—	(81,538)

Restructuring and acquisition-related charges	—	—	(43,148)	—	(43,148)

Other expense, net	500	—	—	—	500

Income tax provision	22,863	20,481	6,616	(83,331)	(33,371)

Net income attributable to VMware	—	—	—	—	—

VMware within EMC

Cost of revenue	$(11,516)	$(9,846)	$—	$—	$(21,362)

Research and development	(46,919)	(627)	—	—	(47,546)

Selling, general and administrative	(32,998)	(1,702)	—	—	(34,700)

Restructuring and acquisition-related charges	—	—	(325)	—	(325)

Other expense, net	—	—	—	—	—

Income tax provision	22,367	3,593	175	—	26,135

Net income attributable to VMware	(13,751)	(1,709)	(30)	—	(15,490)

Supplemental Information

For the Twelve Months Ended December 31, 2011

(in thousands)

Unaudited

	Stock-based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges	RSA Special Charge	Gain on Strategic Investments	Total

EMC Consolidated

Cost of revenue	$(123,677)	$(157,191)	$—	$(66,300)	$—	$(347,168)

Research and development	(299,255)	(16,409)	—	—	—	(315,664)

Selling, general and administrative	(413,239)	(168,196)	—	—	—	(581,435)

Restructuring and acquisition-related charges	—	—	(97,334)	—	—	(97,334)

Other expense, net	3,818	—	—	—	(56,000)	(52,182)

Income tax provision	194,594	107,902	15,894	10,078	(19,600)	308,868

Net income attributable to VMware	(58,355)	(9,957)	(496)	—	7,462	(61,346)

EMC Information Infrastructure

Cost of revenue	$(84,570)	$(108,208)	$—	$(66,300)	$—	$(259,078)

Research and development	(124,991)	(13,221)	—	—	—	(138,212)

Selling, general and administrative	(277,345)	(157,838)	—	—	—	(435,183)

Restructuring and acquisition-related charges	—	—	(94,911)	—	—	(94,911)

Other expense, net	3,818	—	—	—	—	3,818

Income tax provision	131,814	94,252	15,894	10,078	—	252,038

Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC

Cost of revenue	$(39,107)	$(48,983)	$—	$—	$—	$(88,090)

Research and development	(174,264)	(3,188)	—	—	—	(177,452)

Selling, general and administrative	(135,894)	(10,358)	—	—	—	(146,252)

Restructuring and acquisition-related charges	—	—	(2,423)	—	—	(2,423)

Other expense, net	—	—	—	—	(56,000)	(56,000)

Income tax provision	62,780	13,650	—	—	(19,600)	56,830

Net income attributable to VMware	(58,355)	(9,957)	(496)	—	7,462	(61,346)

Supplemental Information

For the Twelve Months Ended December 31, 2010

(in thousands)

Unaudited

	Stock-based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges	Special Income Tax Charge	Total

EMC Consolidated

Cost of revenue	$(108,653)	$(131,760)	$—	$—	$(240,413)

Research and development	(258,746)	(23,556)	—	—	(282,302)

Selling, general and administrative	(317,654)	(129,966)	—	—	(447,620)

Restructuring and acquisition-related charges	—	—	(84,375)	—	(84,375)

Other expense, net	1,405	—	—	—	1,405

Income tax provision	165,673	92,674	10,721	(83,331)	185,737

Net income attributable to VMware	(48,122)	(5,279)	(1,636)	—	(55,036)

EMC Information Infrastructure

Cost of revenue	$(70,160)	$(103,304)	$—	$—	$(173,464)

Research and development	(94,941)	(21,202)	—	—	(116,143)

Selling, general and administrative	(210,530)	(126,017)	—	—	(336,547)

Restructuring and acquisition-related charges	—	—	(80,877)	—	(80,877)

Other expense, net	1,273	—	—	—	1,273

Income tax provision	103,303	84,937	15,736	(83,331)	120,645

Net income attributable to VMware	—	—	—	—	—

VMware within EMC

Cost of revenue	$(38,493)	$(28,456)	$—	$—	$(66,949)

Research and development	(163,805)	(2,354)	—	—	(166,159)

Selling, general and administrative	(107,124)	(3,949)	—	—	(111,073)

Restructuring and acquisition-related charges	—	—	(3,498)	—	(3,498)

Other expense, net	132	—	—	—	132

Income tax provision	62,370	7,737	(5,015)	—	65,092

Net income attributable to VMware	(48,122)	(5,279)	(1,636)	—	(55,036)

Supplemental Information

For the Three Months Ended December 31, 2011

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP

Revenue	$1,060,302	$(1,783)	$1,058,519
Cost of revenue	166,874	(642)	166,232

Gross margin	893,428	(1,141)	892,287
Research and development	216,992	(1,225)	215,767
Selling, general and administrative	462,380	(1,513)	460,867
Restructuring and acquisition-related charges	—	197	197

Operating income	214,056	1,400	215,456
Other income (expense), net	(5,190)	7,458	2,268

Income before taxes	208,866	8,858	217,724
Income tax provision	8,438	(2,440)	5,998

Net income	$200,428	11,298	211,726

Net income attributable to VMware		(40,544)	(40,544)

Net income attributable to EMC		$(29,246)	$171,182

Supplemental Information

For the Three Months Ended December 31, 2010

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP

Revenue	$835,661	$(1,157)	$834,504
Cost of revenue	140,351	(405)	139,946

Gross margin	695,310	(752)	694,558
Research and development	177,671	(4,464)	173,207
Selling, general and administrative	387,025	(3,108)	383,917
Restructuring and acquisition-related charges	—	325	325

Operating income	130,614	6,495	137,109
Other income (expense), net	(5,567)	(2,761)	(8,328)

Income before taxes	125,047	3,734	128,781
Income tax provision	5,167	1,044	6,211

Net income	$119,880	2,690	122,570

Net income attributable to VMware		(23,866)	(23,866)

Net income attributable to EMC		$(21,176)	$98,704

Supplemental Information

For the Twelve Months Ended December 31, 2011

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP

Revenue	$3,767,096	$(4,242)	$3,762,854
Cost of revenue	621,987	(568)	621,419

Gross margin	3,145,109	(3,674)	3,141,435
Research and development	775,051	(9,697)	765,354
Selling, general and administrative	1,634,887	(7,843)	1,627,044
Restructuring and acquisition-related charges	—	2,423	2,423

Operating income	735,171	11,443	746,614
Other income (expense), net	59,242	3,492	62,734

Income before taxes	794,413	14,935	809,348
Income tax provision	70,477	1,327	71,804

Net income	$723,936	13,608	737,544

Net income attributable to VMware		(147,548)	(147,548)

Net income attributable to EMC		$(133,940)	$589,996

Supplemental Information

For the Twelve Months Ended December 31, 2010

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP

Revenue	$2,857,343	$(6,610)	$2,850,733
Cost of revenue	493,715	(1,509)	492,206

Gross margin	2,363,628	(5,101)	2,358,527
Research and development	652,968	(9,010)	643,958
Selling, general and administrative	1,282,667	(10,826)	1,271,841
Restructuring and acquisition-related charges	—	3,498	3,498

Operating income	427,993	11,237	439,230
Other income (expense), net	(11,618)	(4,972)	(16,590)

Income before taxes	416,375	6,265	422,640
Income tax provision	58,936	4,205	63,141

Net income	$357,439	2,060	359,499

Net income attributable to VMware		(69,691)	(69,691)

Net income attributable to EMC		$(67,631)	$289,808

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011
Information Storage:
Product Revenue	$2,017,314	$2,076,855	$2,172,875	$2,557,243	$8,824,287	$2,381,885	$2,430,587	$2,462,722	$2,815,144	$10,090,338
Services Revenue	901,781	922,067	966,414	1,084,564	3,874,826	1,048,412	1,128,477	1,190,340	1,256,613	4,623,842

Total Storage Revenue	$2,919,095	$2,998,922	$3,139,289	$3,641,807	$12,699,113	$3,430,297	$3,559,064	$3,653,062	$4,071,757	$14,714,180

Information Intelligence Group:
Product Revenue	$63,662	$62,329	$59,078	$84,069	$269,138	$43,258	$46,341	$53,056	$76,817	$219,472
Services Revenue	114,502	116,105	116,713	119,439	466,759	117,097	122,961	118,398	124,423	482,879

Total Information Intelligence Group Revenue	$178,164	$178,434	$175,791	$203,508	$735,897	$160,355	$169,302	$171,454	$201,240	$702,351

RSA Information Security:
Product Revenue	$85,814	$90,876	$102,442	$121,019	$400,151	$87,180	$102,273	$115,685	$135,652	$440,790
Services Revenue	75,654	82,460	83,290	87,828	329,232	87,074	93,861	99,215	107,263	387,413

Total Security Revenue	$161,468	$173,336	$185,732	$208,847	$729,383	$174,254	$196,134	$214,900	$242,915	$828,203

EMC Information Infrastructure:
Product Revenue	$2,166,790	$2,230,060	$2,334,395	$2,762,331	$9,493,576	$2,512,323	$2,579,201	$2,631,463	$3,027,613	$10,750,600
Services Revenue	1,091,937	1,120,632	1,166,417	1,291,831	4,670,817	1,252,583	1,345,299	1,407,953	1,488,299	5,494,134

Total EMC Information Infrastructure Revenue	$3,258,727	$3,350,692	$3,500,812	$4,054,162	$14,164,393	$3,764,906	$3,924,500	$4,039,416	$4,515,912	$16,244,734

VMware:
Product Revenue	$311,927	$323,256	$341,530	$422,568	$1,399,281	$418,936	$464,783	$442,904	$513,519	$1,840,142
Services Revenue	320,038	349,549	369,929	411,936	1,451,452	423,776	456,055	497,881	545,000	1,922,712

Total VMware Revenue	$631,965	$672,805	$711,459	$834,504	$2,850,733	$842,712	$920,838	$940,785	$1,058,519	$3,762,854

Consolidated Revenues:
Product Revenue	$2,478,717	$2,553,316	$2,675,925	$3,184,899	$10,892,857	$2,931,259	$3,043,984	$3,074,367	$3,541,132	$12,590,742
Services Revenue	1,411,975	1,470,181	1,536,346	1,703,767	6,122,269	1,676,359	1,801,354	1,905,834	2,033,299	7,416,846

Total Consolidated Revenues	$3,890,692	$4,023,497	$4,212,271	$4,888,666	$17,015,126	$4,607,618	$4,845,338	$4,980,201	$5,574,431	$20,007,588

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.4%	0.0%	(0.6)%	(0.6)%	0.2%	1.1%	3.4%	1.7%	0.1%	1.5%